                 Subsidiaries of J. B. Poindexter and Co., Inc.

1.   EFP Corporation, a Delaware corporation
     a.   EFP Corporation also operates under the following names:
          i. Engineered Foam Plastics

2.   Lowy Group, Inc., a Delaware corporation

3.   Magnetic Instruments Corp., a Delaware corporation

     a.   Magnetic Instruments Corp. also operates under the following names:
          i.   MIC Group
          ii. Manufacturing Innovations, and has the following subsidiaries:
b.       KWS Manufacturing Company, Inc. a Texas corporation.
c.       Universal Brixius, Inc., a Wisconsin corporation.

4.   Morgan  Trailer  Mfg.  Co., a New Jersey  corporation.  The  following  are subsidiaries:

a.   Acero-Tec S.A. de C.V., a Monterry,  Nuevo Leon, Mexico  corporation,  is a subsidiary of Morgan Trailer Mfg. Co. b. Beltrami Door Company,  a Delaware
     corporation  is a  subsidiary  of Morgan c. Morgan  Trailer  Mfg.  Co. also operates under the name Morgan Corporation.

5.   Truck Accessories  Group, Inc., a Delaware  corporation,  f/k/a Leer, Inc.,
     f/k/a Leer Holdings Inc.

     Subsidiaries of Truck Accessories Group, Inc. include:

a.   Raider  Industries,   Inc.,a  Saskatchewan,   Canada  corporation.   Raider
     Industries,Inc.,also  operates  under the following  names:  1) Lo Rider 2)
     Raider

b.   Leer  Acquisition  Company,  Inc.,  a  Delaware  corporation.   Subsidiary:
     Welshman  Industires,  Inc.,  f/k/a  Radco  Industries,  Inc.,  a Minnesota
     corporation  and  operates  under the  following  name:  1)  Midwest  Truck
     Aftermarket

c.   Truck Accessories Group, Inc. also operates under the following names:

          i.    20th Century Fiberglass
          ii.   Century Fiberglass
          iii.  Century
          iv.   Leer
          v.    Leer Corporate
          vi.   Leer East
          vii.  Leer Midwest
          viii. Leer Retail
          ix.   Leer Southeast
          x.    Leer Specialty Products
          xi.   Leer Truck Accessory Centers
          xii.  Leer West
          xiii. National Truck Accessories
          xiv.  National Truck Accessories Headquarters
          xv.   National Truck Accessories Midwest
          xvi.  National Truck Accessories Southeast
          xvii. National Truck Accessories West
              xviii Gem Top Manufacturing